Exhibit 23.1

KPMG LLP Suite 1900 111 Congress Avenue Austin, TX 78701-4091

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 5, 2026, with respect to the financial statements of Shattuck Labs, Inc., incorporated herein by reference.

/s/ KPMG LLP

Austin, Texas

August 11, 2026

KPMG LLP, a Delaware limited liability partnership, and its subsidiaries are part of the KPMG global organization of independent member firms affiliated with KPMG

International Limited, a private English company limited by guarantee.